EXHIBIT 21.1

                            Subsidiaries of GSV, Inc.

      Name                                 Jurisdiction of Organization
      ----                                 ----------------------------

      Cybershop, L.L.C.                    New Jersey

      Cybershop Holding Corp.              New Jersey